As filed with the Securities and Exchange Commission on August 24, 2016
Registration No. 333-211031

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
(Amendment No. 3)

REGISTRATION STATEMENT
 UNDER
 THE SECURITIES ACT OF 1933

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	06-1529524
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4041-T Hadley Rd.
S. Plainfield, New Jersey 07080
(732) 225-8910
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barry Honig
Chief Executive Officer
Majesco Entertainment Company
4041-T Hadley Rd.
S. Plainfield, New Jersey 07080
(732) 225-8910
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Harvey J. Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer ”, “  accelerated filer  ” and “  smaller reporting company  ” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-211031) of Majesco Entertainment Company is being filed solely to file Exhibit 23.2 with a conformed signature. Accordingly this Amendment No. 3 consists solely of the facing page, this explanatory note, the signature page, and the exhibit filed herewith. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of S. Plainfield, New Jersey on the 24th day of August  2016.

/s/ Barry Honig
Barry Honig
Chairman and Chief Executive Officer

/s/ John Stetson
John Stetson
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Name	Title	Date

/s/ Barry Honig	Chief Executive Officer and Chairman	August 24, 2016
Barry Honig	(Principal Executive Officer)

/s/ John Stetson	Chief Financial Officer	August 24, 2016
John Stetson	(Principal Financial Officer)

/s/ *	Director	August 24, 2016
Michael Brauser

/s/ *	Director	August 24, 2016
Edward M. Karr

/s/ *	Director	August 24, 2016
Andrew Kaplan

/s/ *	Director	August 24, 2016
Mohit Bhansali

/s/ *	Director	August 24, 2016
David Rector
/s/ *	Director	August 24, 2016
Michael Beeghley

  By:    /s/ John Stetson
 John Stetson